Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary	State
eGlobalphone, Inc	Florida
VoIP Solutions, Inc.	Florida
VoIP Americas, Inc.	Florida
Caerus, Inc.	Delaware
VoiceOne Communications, LLC	Delaware
Caerus Networks, Inc.	Delaware
Caerus Billing and Mediation, Inc.	Delaware
Volo Communications, Inc.	Delaware
Volo Communications Carrier Services, Inc	Delaware
Volo Communications of Washington, D.C., Inc.	Delaware
Volo Communications of Massachusetts, Inc.	Delaware
Volo Communications of New York, Inc.	Delaware
Volo Communications of Rhode Island, Inc.	Delaware
Volo Communications of California, Inc.	Delaware
Volo Communications of Florida, Inc., dba Volo
Communications Group of Florida, Inc.	Delaware
Volo Communications of Virginia, Inc.	Delaware
Volo Communications of Colorado, Inc.	Delaware
Volo Communications of Georgia, Inc.	Delaware
Volo Communications of Illinois, Inc.	Delaware
Volo Communications of Arizona, Inc.	Delaware
Volo Communications of Connecticut, Inc.	Delaware
Volo Communications of Delaware, Inc.	Delaware
Volo Communications of Idaho, Inc.	Delaware
Volo Communications of Indiana, Inc.	Delaware
Volo Communications of Maryland, Inc.	Delaware
Volo Communications of Michigan, Inc.	Delaware
Volo Communications of Nevada, Inc.	Delaware
Volo Communications of New Hampshire, Inc.	Delaware
Volo Communications of New Jersey, Inc.	Delaware
Volo Communications of North Carolina, Inc.	Delaware
Volo Communications of Ohio, Inc.	Delaware
Volo Communications of Pennsylvania, Inc.	Delaware
Volo Communications of South Carolina, Inc.	Delaware
Volo Communications of Texas, Inc.	Delaware
Volo Communications of Vermont, Inc.	Delaware
Volo Communications of Wisconsin, Inc.	Delaware